Exhibit 10.2

This is the translation of the Specific Rental Agreement, and will not to be considered as original.

Specific Rental Agreement [Translation]

September 15, 2006

Contract No.Y7LHAA01

[Lessee]: Spansion Japan K.K.	[Lessor]: GE Capital Asset Finance K.K.

The Lessor and Lessee have reached an agreement regarding the Special Rental Agreement specified below, in accordance with the Master Rental Agreement which was reached to agree between Lessor and Lessee on (September 15, 2006), and have prepared this Agreement in duplicate, both of which are signed and/or sealed by the Lessor and Lessee, each of whom shall retain one original hereof.

Equipment No.		As provided in Equipment Specification Exhibit

(a) Seller of Equipment	Address	6, Kogyo Danchi, Mondenmachi, Aizuwakamatsu city, Fukusima-Pref, 965-0845

(Article 1)	Name (Trade Name)	Spansion Japan K.K. (as provided in the Purchase Agreement dated as of July 16, 2003 between Lessee and GE Capital Leasing K.K. (3-2-10, Shiroganedai, Minato-ku, Tokyo) and the Agreement of Assignment of Status dated as of September 15, 2006 between Lessor, Lessee, and GE Capital Leasing)

	Manufacturer	As provided in Equipment Specification Exhibit

(b) Equipment (Articles 1 and 3)	Equipment Name of article (SYS No.)	As provided in Equipment Specification Exhibit

	Quantity	As provided in Equipment Specification Exhibit

(c) Place of delivery and place of use of Equipment		Takahisa Kogyo Danchi No. 2, Aizuwakamatsu city Fukuoka prefecture, 965-0060

(Articles 2 and 3)

(d) Basic Rental Term		36 months after the Delivery Date (September 30, 2006)

(Article 3)		*Until and unless the advance written notice provided under Article 12 of the Master Rental Agreement is given by the Lessee, the Rental Term shall be automatically renewed for every 1 month after the expiration of the Basic Rental Agreement hereabove.

(e) Rental Amount	(monthly)	JPY194,062,200. (Rental Amounts per equipment is provided in Equipment Specification Exhibit)

(Article 4)		The amount of consumption tax: JPY9,703,110.

(f) Due Date of rent	The first month	September 30, 2006

	The second month through the last month	Every end of month from October of 2006

(g) Payment method of rent due on the second month and thereafter (Article 4)		by way of wire transfer to the Lessor’s bank account of Mitsui Sumitomo Bank, Head office, Sales Department

(h) Insurance (Article 6)		property damage insurance for the Equipment [with special coverage for earthquake]

(i) Stipulated Loss Value	Basic amount	We will submit this price after we receive the book value at June, 2003.

(Articles 8 and 11)	Amounts to be reduced per month	Blank

Blank

*This Stipulated Loss Value shall not diminish after the end of the Basic Rental Term.

(j) Due Date of the written notice regarding Lessor’s option (Article 12)		180 days

(Special Provision)

    As per attached “Special Provisions”

(Return Condition of the Equipment)

    As per attached “Return Conditions”.